Exhibit 10.6

Ryan Schulke | CEO Email: RSchulke@fluentco.com | Web: FluentCo.com P: 646.356.8480 | C. 347.392.8946 | F: 646.219.2458 33 Whitehall Street , 15th Floor, New York, NY 10004

October 2, 2014

Ryan Perfit

120 St. Marks Avenue

Brooklyn, NY 11238

Re: Amendment of Employment Agreement dated January 16, 2012

Dear Ryan:

We refer to the Employment Agreement between you and Fluent, Inc. dated January 16, 2012 (“Original Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Original Agreement.

1. Modified Change in Control Payout. In addition to changes in your title, base salary and bonus, Section 2(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(d) Change in Control Payout. If you are a full-time Fluent employee when a Change in Control (as defined below) of Fluent occurs and are in full compliance with your employee agreement dated January 16, 2012, as amended, regarding non-solicitation, proprietary information, developments, non-competition, etc. on that date, we shall pay you an amount equal to 1.0% of the Net Sales Price of Fluent (the “Change in Control Payout”). Net Sales Price shall be defined as the sales price of Fluent from a Change in Control less all fees and costs associated with the sale. The Change in Control Payout shall be paid to you within sixty (60) days following a Change in Control, provided that the selection of the payment date is at the sole discretion of Fluent.

(i) Definition of Change in Control. “Change in Control” means the occurrence of any of the following events: (i) at any time after the Effective Date, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning Fluent directors who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by Fluent’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act), except any majority-owned subsidiary of Fluent or any employee benefit plan of Fluent or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of shares of common stock (“Shares”) having 50% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the Fluent directors in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which Fluent is a party, in which outstanding Shares are converted into shares of another

Ryan Perfit

October 2, 2014

company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either Fluent or another company) or cash or other property; (iv) the sale of all, or substantially all, of Fluent’s assets occurs; (v) the Fluent stockholders approve a plan of complete liquidation of Fluent; or (vi) Fluent’s (or any successor entity’s) initial public offering of its equity securities.

(ii) Notwithstanding the foregoing, the following events shall not constitute a “Change in Control”: (i) a mere reincorporation of Fluent; (ii) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held Fluent’s securities immediately before such transaction; (iii) Fluent becoming public by a reverse merger with a publicly-traded entity; or (iv) a transaction effected primarily for the purpose of financing of Fluent with cash (as determined by the Board in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

2. No Further Modification. Except as otherwise modified herein and as referred to above, the Original Agreement shall remain in full force and effect.

If the foregoing correctly reflects your agreement with the matter provided for herein, please return a signed copy of this letter to my attention.

Sincerely,
FLUENT, INC.

By:	/s/ Ryan Schulke

Name: Ryan Schulke, CEO

AGREED TO:

/s/ Ryan Perfit
Ryan Perfit
Date:	October 2, 2014